Exhibit 99.1
GulfMark Offshore, Inc. Announces Reorganization
HOUSTON, October 21, 2009 (GLOBE NEWSWIRE) — GulfMark Offshore, Inc. (NYSE:GLF) announced today that a registration statement on Form S-4 has been filed with the U.S. Securities and Exchange Commission for the Company’s proposed reorganization (the “Reorganization”), which is intended to help preserve the Company’s status as a U.S. citizen under certain U.S. maritime and vessel documentation laws (popularly referred to as the Jones Act) by, among other things, limiting the percentage of outstanding shares of Company common stock that may be owned (of record or beneficially) or controlled in the aggregate by non-U.S. citizens (as defined by the Jones Act) to a maximum permitted percentage of 22% (the “Maritime Restrictions”).
The Company has entered into an agreement and plan of reorganization (the “Reorganization Agreement”) with New GulfMark Offshore, Inc. (“New GulfMark”), a wholly owned subsidiary of the Company, pursuant to which the Company will merge into and with New GulfMark, with New GulfMark as the surviving company. At the effective time of the Reorganization and pursuant to the Reorganization Agreement, each outstanding and treasury share of Company common stock will be automatically converted into one share of New GulfMark Class A common stock, which will be subject to the Maritime Restrictions.
The business, operations, assets and liabilities of New GulfMark immediately after the Reorganization will be the same as the Company’s business, operations, assets and liabilities immediately prior to the Reorganization. Likewise, the directors and officers of New GulfMark immediately after the Reorganization will be the same as the directors and officers of the Company immediately prior to the Reorganization. Upon completion of the Reorganization, New GulfMark’s name will change to “GulfMark Offshore, Inc.”.
Consummation of the Reorganization is subject to various conditions, including the adoption of the Reorganization Agreement by the Company’s stockholders and the approval for listing of shares of New GulfMark Class A common stock on the New York Stock Exchange (the same exchange on which the Company’s common stock currently trades). The Reorganization Agreement provides certain termination rights to the Company and may be amended by the mutual consent of the Company and New GulfMark, in each case subject to applicable law.
GulfMark Offshore, Inc. provides marine transportation services to the energy industry through a fleet of offshore support vessels serving every major offshore energy industry market in the world.
Contact:
Quintin V. Kneen
Executive Vice President &
Chief Financial Officer
E-mail: Quintin.Kneen@GulfMark.com
(713) 963-9522
CAUTIONARY STATEMENT
This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. New GulfMark Offshore, Inc. (“New GulfMark”) has filed with the Securities and Exchange Commission (“SEC”) a registration statement on Form S-4 containing a proxy statement of GulfMark Offshore, Inc. (the “Company”) and a prospectus of New GulfMark and other documents with respect to the proposed reorganization of the Company and New GulfMark. The registration statement has not yet become effective. A special meeting of the Company’s stockholders will be called to vote on the proposed reorganization. Notice of a special meeting and a definitive proxy statement/prospectus will be mailed to Company stockholders who hold shares of Company common stock on the record date to be determined by the Company’s Board of Directors. INVESTORS AND SECURITY HOLDERS OF THE COMPANY ARE URGED TO READ THE APPLICABLE PROXY STATEMENT/PROSPECTUS AND OTHER DOCUMENTS THAT ARE FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.

Investors and security holders may obtain free copies of the registration statement, the proxy statement/prospectuses and other documents filed with the SEC by the Company or New GulfMark through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by the Company will be available free of charge on the Company’s internet website at www.gulfmark.com or by contacting the Company’s Investor Relations Department at (713) 963-9522.
The Company and its directors, executive officers and certain other employees may be deemed to be participants in the solicitation of proxies in respect of the proposed reorganization. Information regarding the Company’s directors and executive officers is available in the registration statement and the documents and information incorporated by reference therein, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2008, which was filed with the SEC on February 27, 2009 and its proxy statement for its 2009 annual meeting of shareholders, which was filed with the SEC on April 8, 2009.
This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which involve known and unknown risk, uncertainties and other factors. Among the factors that could cause actual results to differ materially are: price of oil and gas and their effect on industry conditions; industry volatility; fluctuations in the size of the offshore marine vessel fleet in areas where the Company operates; changes in competitive factors; delay or cost overruns on construction projects and other material factors that are described from time to time in the Company’s filings with the SEC, including the registration statement and the Company’s Form 10-K for the year ended December 31, 2008. Consequently, the forward-looking statements contained herein should not be regarded as representations that the projected outcomes can or will be achieved.